EXHIBIT 24.1
POWER OF ATTORNEY
     Each person whose signature appears below appoints Larry A. Mizel, Christopher M. Anderson, Michael Touff and Joseph H. Fretz, and each of them, his attorneys-in-fact, with full power of substitution, for him in any and all capacities, to sign a registration statement to be filed with the Securities and Exchange Commission (the “Commission”) on Form S-3 in connection with the offering by M.D.C. Holdings, Inc., a Delaware corporation (the “Company”), of $1,000,000,000 of securities, which may consist of the Company’s Common Stock, par value $.01 per share, Preferred Stock, par value $.01 per share and/or Debt Securities (including up to $500,000,000 in the aggregate of medium term notes under the Company’s medium term notes program) and including the guaranties of such Debt Securities by the subsidiaries of M.D.C. Holdings, Inc. listed below, and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and sale of the Common Stock with Blue Sky authorities and with the National Association of Securities Dealers, Inc.; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof.

Date: September 23, 2008	/s/ Larry A. Mizel Larry A. Mizel

Date: September 23, 2008	/s/ David D. Mandarich David D. Mandarich

Date: September 23, 2008	/s/ Christopher M. Anderson Christopher M. Anderson

Date: September 23, 2008	/s/ David E. Blackford David E. Blackford

Date: September 23, 2008	/s/ Steven J. Borick Steven J. Borick

Date: September 23, 2008	/s/ Herbert T. Buchwald Herbert T. Buchwald

Date: September 23, 2008	/s/ William B. Kemper William B. Kemper

Date: September 23, 2008	/s/ Michael A. Berman Michael A. Berman

GUARANTORS OF DEBT SECURITIES
M.D.C. Land Corporation
RAH of Florida, Inc.
RAH of Texas, LP
RAH Texas Holdings, LLC
Richmond American Construction, Inc.
Richmond American Homes of Arizona, Inc.
Richmond American Homes of Colorado, Inc.
Richmond American Homes of Delaware, Inc.
Richmond American Homes of Florida, LP
Richmond American Homes of Illinois, Inc.
Richmond American Homes of Maryland, Inc.
Richmond American Homes of Nevada, Inc.
Richmond American Homes of New Jersey, Inc.
Richmond American Homes of Pennsylvania, Inc.
Richmond American Homes of Texas, Inc.
Richmond American Homes of Utah, Inc.
Richmond American Homes of Virginia, Inc.
Richmond American Homes of West Virginia, Inc.
Richmond American Homes Two, Inc.
Richmond American Homes Three, Inc.
Richmond American Homes Four, Inc.
Richmond American Homes Five, Inc.
Richmond American Homes Six, Inc.
Richmond American Homes Seven, Inc.

2